UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2007

PRIMEDIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other jurisdiction of	(Commission file number)	(I.R.S Employer
incorporation or organization)		Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip code)

(212) 745-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Item 2.03                                             Creation of a Direct Financial Obligation

On August 1, 2007, PRIMEDIA Inc. (“Primedia”) entered into a Credit Agreement (the “Credit Agreement”), with the lenders thereunder, The Bank of New York, as Syndication Agent, Lehman Brothers Inc. and Citicorp North America, Inc., as Co-Documentation Agents and Credit Suisse, Cayman Islands Branch, N.A., as Administrative Agent.

The Credit Agreement provides for two loan facilities: (1) a revolving credit facility with aggregate commitments of approximately $100 million (the “Revolving Facility”), which matures on August 1, 2013  (the “Revolver Maturity Date”), and (2) a Term Loan B credit facility in an aggregate principal amount of $250 million (the “Term Loan B Facility”), which matures on August 1, 2014 (the “Term Loan B Maturity Date”).

Amounts borrowed under the Revolving Facility bear interest, at Primedia’s option, at an annual rate of either the base rate plus an applicable margin ranging from 0.625% to 1.00% or the eurodollar rate plus an applicable margin ranging from 1.625% to 2.00%. The Term Loan B Facility bears interest, at Primedia’s option, at an annual rate of either the base rate plus an applicable margin ranging from 1.00% to 1.25% or the eurodollar rate plus an applicable margin ranging from 2.00% to 2.25%.

There are no scheduled commitment reductions under the Revolving Facility.  The loans under the Term Loan B Facility are subject to scheduled repayment in quarterly installments of $625,000 each payable on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2008 and ending on June 30, 2014, followed by a final repayment of $233,750,000 on the Term Loan B Maturity Date.

The Credit Agreement is secured by a pledge of the stock of [Consumer Source Inc.] (an intermediate holding company owned directly by Primedia which owns, directly or indirectly, all shares of Primedia’s subsidiaries). Borrowings under the Credit Agreement rank senior in right of payment to all of Primedia’s future subordinated indebtedness and are guaranteed by each of Primedia’s wholly owned domestic restricted subsidiaries.

The Credit Agreement limits Primedia’s ability to, among other things, change the nature of its businesses, incur indebtedness, create liens, sell assets, engage in mergers, consolidations or transactions with affiliates, make investments in or loans to certain subsidiaries, issue guarantees and make certain restricted payments.  The Credit Agreement contains certain customary events of default that generally give the lenders the right to accelerate payments of outstanding debt, including the following: failure to maintain required leverage ratio, as further described below; failure to make a payment of principal when due, or a payment of interest or fees within five days of its due date; default, beyond any applicable grace period, on any of Primedia’s aggregate indebtedness exceeding $20 million; occurrence of certain insolvency proceedings with respect to Primedia or its material subsidiaries; entry of one unpaid judgment or decree involving a liability of $20 million or more, individually or in the aggregate; and occurrence of certain events constituting a change of control of Primedia.

Under the Credit Agreement, Primedia’s maximum allowable leverage ratio, as defined, is 5.25 to 1.

Item 2.01               Completion of Acquisition or Disposition of Assets

On August 1, 2007, Primedia completed the previously announced sale of its Enthusiast Media division (“PEM”) to Source Interlink Companies, Inc. (“Source”).  A copy of the press release announcing the completion of such sale is attached hereto as Exhibit 99.1

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the sale, PRIMEDIA has appointed Robert Metz as President and CEO, effective September 1, 2007.  Mr. Metz is currently Executive Vice President of Primedia and CEO of Consumer Source Inc., PRIMEDIA’s wholly-owned subsidiary that operates PRIMEDIA’s consumer guides business.  Also in connection with the closing of the sale, Kim Payne, the current Chief Financial Officer of Consumer Source Inc., has been appointed Chief Financial Officer of PRIMEDIA, effective August 1, 2007, replacing Kevin Neary and effective September 1, 2007, Keith Belknap, the current General Counsel of Consumer Source Inc. will assume the title of General Counsel of PRIMEDIA, replacing Jason Thaler.  Following Mr. Metz’s transition to President and CEO of PRIMEDIA, Dean Nelson, the current Chairman, President and CEO, will remain in his capacity as Chairman.

Item 8.01                                             Other Events

(a) On August 1, 2007, Primedia filed an amendment to its Certificate of Incorporation  effecting a 1-for-6 reverse stock split of its common stock, par value $0.01 per share.  Primedia’s shares will begin trading under the effect of the reverse stock split on August 2, 2007.  A copy of the press release announcing the effectiveness of the reverse stock split is attached hereto as Exhibit 99.1

(b) On August 1, 2007, Primedia accepted for payment $122.5 million of its Senior Floating Rate Notes due 2010, $393.7 million principal amount of its 8 7/8% Senior Notes due 2011 and $292.0 million principal amount of its 8% Senior Notes due 2013 pursuant to the terms of its previously announced tender offers and consent solicitations for such securities.  As a result of the acceptance for payment of such securities, the supplemental indentures that were the subject of the consent solicitations have become operative.

Item 9.01                                             Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the three months ended March 31, 2007, and for each of the three years in the period ended December 31, 2006 (filed herewith as Exhibit 99.2)

(c) Exhibits

Exhibit 99.1                                    Press Release of PRIMEIA Inc., dated August 1, 2007

Exhibit 99.2                                    (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007

(ii) Unaudited Pro Forma Condensed Consolidated Financial Information for the three months ended March 31, 2007 and for each of the three years in the period ended December 31, 2006

(iii) Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc.
(Registrant)

Date: August 1, 2007	By:	/s/ Jason S. Thaler
Jason S. Thaler
Senior Vice President, General Counsel and Secretary